As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1480821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Gateway Blvd., Suite 900 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

2023 Equity Incentive Plan

2023 Employee Share Purchase Plan

(Full titles of the plans)

Raymond Stevens, Ph.D.

Chief Executive Officer

Structure Therapeutics Inc.

601 Gateway Blvd., Suite 900

South San Francisco, CA

(650) 457-1978

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick Loofbourrow

Carlos Ramirez

Su Lian Lu

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Structure Therapeutics Inc. (the “Registrant”) for the purpose of registering (i) an additional 8,500,536 ordinary shares of the Registrant, $0.0001 par value per share (“Ordinary Shares”) (an equivalent of 2,833,512 American Depositary Shares (“ADSs”)), under the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to the provisions of the 2023 Plan providing for an automatic increase in the number of Ordinary Shares reserved and available for issuance under the 2023 Plan, and (ii) an additional 2,125,134 Ordinary Shares (an equivalent of 708,378 ADSs), under the Registrant’s 2023 Employee Share Purchase Plan (the “2023 ESPP”) pursuant to the provisions of the 2023 ESPP providing for an automatic increase in the number of Ordinary Shares reserved and available for issuance under the 2023 ESPP, in each case on January 1, 2026.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	the contents of the Registration Statement on Form S-8 previously filed with the Commission on February 6, 2023 (File No. 333-269601), March 8, 2024 (File No. 333-277789) and February 27, 2025 (File No. 333-285377);

(b)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on February 26, 2026;

(c)	The Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2026 (File No. 001-41608); and

(d)	the description of the registrant's Ordinary Shares contained in the registrant's registration statement on Form 8-A (File No. 001-41608), filed with the Commission on January 30, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to the registrant's Annual Report on Form 10-K for the year ended December 31, 2022.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 or any related Item 9.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the Commission, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41608) filed on February 7, 2023).

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

4.3	Form of Deposit Agreement (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

4.4	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.3).

5.1*	Opinion of Travers Thorp Alberga, regarding the validity of the ordinary shares being registered.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page).

99.1	Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 001-41608)).

99.2	Form of Share Option Grant Notice, Share Option Agreement and Notice of Exercise (US) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.2	Form of Share Option Grant Notice, Share Option Agreement and Notice of Exercise (Non-Employee Director) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.4	Form of Share Option Grant Notice, Share Option Agreement and Notice of Exercise (PRC) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.5	Form of Restricted Share Unit Award Grant Notice and Award Agreement (US) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.6	Form of Restricted Share Unit Award Grant Notice and Award Agreement (PRC) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan. (incorporated herein by reference to Exhibit 10.8 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.7	Structure Therapeutics Inc. 2023 Employee Share Purchase Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 001-41608)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 2026.

Structure Therapeutics Inc.

By:	/s/ Raymond Stevens, Ph.D.
Raymond Stevens, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond Stevens, Ph.D. and Jun Yoon, and each of them, his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond Stevens, Ph.D.	Chief Executive Officer and Director	February 26, 2026
Raymond Stevens, Ph.D.	(Principal Executive Officer)

/s/ Jun Yoon	Chief Financial Officer	February 26, 2026
Jun Yoon	(Principal Financial and Accounting Officer)

/s/ Daniel Welch	Chairman	February 26, 2026
Daniel Welch

/s/ Eric Dobmeier	Director	February 26, 2026
Eric Dobmeier

/s/ Ted W. Love, M.D.	Director	February 26, 2026
Ted W. Love, M.D.

/s/ Angus Russell	Director	February 26, 2026
Angus Russell

/s/ Sharon Tetlow	Director	February 26, 2026
Sharon Tetlow

/s/ Joanne Waldstreicher, M.D.	Director	February 26, 2026
Joanne Waldstreicher, M.D.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of Structure Therapeutics Inc., has signed this registration statement on February 26, 2026.

Authorized U.S. Representative

RAYMOND STEVENS, PH.D.

By:	/s/ Raymond Stevens, Ph.D.
Raymond Stevens, Ph.D.
Chief Executive Officer